                                                           EXHIBIT 99 -- (e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                            FUND EFFECTIVE DATE
----                                            -------------------
Schwab 1000 Fund                                April 2, 1991

Schwab Short-Term Bond Market Fund
  (Formerly known as Schwab Short-Term
  Bond Market Index Fund; and
  Schwab Short/Intermediate
  Government Bond Fund)                         November 4, 1991


Schwab California Long-Term Tax-Free            February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund             July 30, 1992

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government
   Bond Fund)                                   March 1, 1993

Schwab Short/Intermediate Tax-Free              March 1, 1993
   Bond Fund

Schwab California Short/Intermediate            March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                           July 21, 1999

Schwab GNMA Fund                                January 27, 2003

Schwab California Tax-Free YieldPlus Fund       November 15, 2004

Schwab Tax-Free YieldPlus Fund                  November 15, 2004

Schwab Inflation Protected Fund                 January 21, 2006

Schwab Global Real Estate Fund                  February 28, 2007

                                    SCHWAB INVESTMENTS

                                    By:      /s/ Kimon Daifotis
                                             ---------------------------
                                    Name:    Kimon Daifotis
                                    Title:   Senior Vice President and
                                             Chief Investment Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:      /s/ Fred Potts
                                             ---------------------------
                                    Name:    Fred Potts
                                    Title:   Senior Vice President
                                             Mutual Fund Client Services

Dated as of February 28, 2007